UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 12, 2020 (May 12, 2020)

Avis Budget Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 496-4700

Registrant’s telephone number, including area code

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Trading Symbol(s)	Name Of Each Exchange On Which Registered
Common Stock, par value $0.01	CAR	The NASDAQ Global Select Market
Common Stock Purchase Right	N/A	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On May 12, 2020, Avis Budget Car Rental, LLC (the “Issuer”) and Avis Budget Finance, Inc. (together with the Issuer, the “Issuers”), each a subsidiary of Avis Budget Group, Inc. (the “Company”), issued $500 million aggregate principal amount of 10.500% Senior Secured Notes due 2025 (the “notes”). The notes were issued pursuant to an indenture (the “Indenture”), dated as of May 12, 2020, by and among the Issuers, the guarantors party thereto (the “Guarantors”) and Deutsche Bank Trust Company Americas, as trustee and notes collateral agent. The Company expects to use the net proceeds from the offering for general corporate purposes.

The notes will mature on May 15, 2025, and bear interest at a rate of 10.500% per annum, payable semi-annually in cash in arrears on May 15 and November 15 of each year, beginning on November 15, 2020.

The notes will be guaranteed on a senior unsecured basis by the Company and on a senior secured basis by Avis Budget Holdings, LLC and the Issuer’s existing and future direct and indirect wholly-owned domestic restricted subsidiaries that also guarantee the Company’s senior credit facilities.

The Issuers may redeem all or part of the notes at any time prior to May 15, 2022 at a price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest to the redemption date, plus a make-whole premium. The Issuers may redeem all or part of the notes at any time on or after May 15, 2022 at the redemption prices set forth in the Indenture. At any time prior to May 15, 2022, up to 40% of the aggregate principal amount of the notes may be redeemed with the net cash proceeds that the Issuers raise in one or more equity offering, at the redemption price specified in the Indenture. Under certain circumstances, until 120 days after the issue date, up to 40% of the original aggregate principal amount of the notes may be redeemed with the net cash proceeds of any loan received pursuant to a regulatory debt facility, at the redemption price specified in the Indenture.

Upon the occurrence of specified kinds of changes of control and if the notes receive a specified ratings downgrade, the Issuers must offer to repurchase the notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the repurchase date.

The Indenture, among other things, limits the ability of the Issuers and their restricted subsidiaries to (i) incur additional indebtedness or issue certain preferred equity; (ii) pay dividends on or make other distributions in respect of equity interests or make other restricted payments; (iii) create liens on certain assets to secure debt; (iv) make certain investments; (v) sell certain assets; (vi) consolidate, merge, sell, or otherwise dispose of all or substantially all of the Issuers’ assets; and (vii) designate the Issuers’ subsidiaries as unrestricted subsidiaries. These covenants are subject to a number of important limitations and exceptions. The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1

Indenture, dated May 12, 2020, by and among Avis Budget Car Rental, LLC, as issuer, Avis Budget Finance, Inc., as co-issuer, the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee and notes collateral agent.

4.2	Form of 10.500% Senior Secured Note due 2025 (included as Exhibit A to Exhibit 4.1)

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AVIS BUDGET GROUP, INC.

By:	/s/ Jean M. Sera
Jean M. Sera
Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

Date: May 12, 2020